EXHIBIT 99.1

Contact:	Julie Lynne Weeks
El Pollo Loco, Inc. 714.599.5150 www.elpolloloco.com

EL POLLO LOCO® EXPANDS EXECUTIVE TEAM WITH NEW INNOVATION POST
Incumbent Senior Vice President Joe Stein assumes new position; Gary Campanaro joins the nation’s flame grilled leader as Chief Financial Officer

COSTA MESA, Calif. (January 22, 2009) -- El Pollo Loco, Inc. announced today that it has created a new executive management position, “Senior Vice President of Strategy and Innovation,” to leverage innovation throughout the organization in the development of new products, processes and technology, as well as align resources around the Company’s key initiatives.

Rising to the challenge of the newly created position is Joe Stein, who has served as the Company’s Chief Financial Officer for more than six years.  As Senior Vice President of Strategy and Innovation, Stein will develop and implement an innovation stream across El Pollo Loco and formulate best practices in innovation management-- helping to ensure that El Pollo Loco continues to stay on top of consumer and industry trends to maintain its role as a leader in the fast-casual segment.

El Pollo Loco has hired restaurant industry executive Gary Campanaro to fill the senior finance role as Chief Financial Officer.  Campanaro, who most recently served as Chief Financial Officer and Secretary of Claim Jumper Restaurants Holdings Corp., will provide overall leadership for the financial, purchasing, quality assurance and risk management areas of El Pollo Loco.  His experience also includes senior management positions at several other companies, including: The Keith Companies, Inc. in Irvine, CA; CB Richard Ellis in Los Angeles, CA; and CKE Restaurants, Inc. in Anaheim, CA.

            “Today’s challenging business environment, magnified by intense competition in the restaurant industry, demands that we take a thoughtful look at everything we do,” said Steve Carley, President and CEO of El Pollo Loco, Inc.  “The changes we have made to our senior management team will help position our brand for continued momentum as the economy comes around. Joe (Stein) is ideally suited for his new innovation role.  He is a superb strategic thinker with exceptional team building skills.  And we are absolutely thrilled to have Gary (Campanaro) join us as our senior financial executive.  His vast financial experience in the restaurant arena will be a valuable asset as we continue to grow the brand,” continued Carley.

          Stein, 48, holds a bachelor degree in business administration from California State University at Long Beach with an emphasis in accounting and is a certified public accountant.  Prior to El Pollo Loco, he held senior management positions at both Rubios Restaurants, Inc. and Checkers Drive-In Restaurants, Inc.  Campanaro, 48, holds a bachelor degree in accounting from the University of Utah and is also a certified public accountant.  Both men are based at El Pollo Loco’s headquarters in Costa Mesa, California and live in Orange County, California with their families.  Stein lives in Laguna Niguel and Campanaro resides in Irvine.

          El Pollo Loco, Inc., a privately held company, is the nation’s leading quick-service restaurant chain specializing in flame-grilled chicken.  In addition to individual and family meal quantities of its famous chicken, the chain offers a wide variety of fresh Mexican entrees and operates over 400 locations (a combination of company-owned and franchised restaurants) in 13 states: California, Arizona, Nevada, Texas, Utah, Oregon, Washington, Colorado, Georgia, Illinois, Virginia, Massachusetts and Connecticut.  For more information, visit the company’s website at www.elpolloloco.com.

This news release contains forward-looking statements, which are statements that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  They may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” “will,” “should,” “may,” “could” or words or phrases of similar meaning.  The statements reflect management's current expectations regarding future events.  Risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, concerns about food-borne illnesses; the current liquidity crisis, which could impair our ability to obtain or refinance debt financing; negative publicity, whether or not valid; adverse public perception due to the occurrence of avian flu; increases in the cost of chicken; our dependence upon frequent deliveries of food and other supplies; our sensitivity to events and conditions in the greater Los Angeles area; our reliance in part on our franchisees; our vulnerability to changes in consumer preferences and economic conditions; our ability to compete successfully with other quick service and fast casual restaurants; and other risk factors listed from time to time in reports filed by the Company's parent, EPL Intermediate, Inc., with the Securities and Exchange Commission.  Statements about the Company’s past performance are not necessarily indicative of its future results.  The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as the result of new information, future events or otherwise.